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                                                                     EXHIBIT 3.8

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                           GMAC MORTGAGE CORPORATION

                                    ARTICLE I

                                     Offices

     Section 1.01. Registered Office. The registered office of the corporation in the Commonwealth of Pennsylvania shall be at The Philadelphia National Bank, Philadelphia, Pennsylvania until otherwise established by a vote of a majority of the board of directors in office, and filed with the Department of State.

     Section 1.02. Other Offices. The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation require.

                                   ARTICLE II

                            Meetings of Shareholders

     Section 2.01. Place of Meeting. Meetings of the shareholders shall be held at such place within or without the Commonwealth of Pennsylvania as shall be designated by the board of directors.

     Section 2.02. Annual Meeting. The board of directors may fix the time and place of the annual meeting of shareholders which shall be held each calendar year. In the event that a date is not set by the board of directors, such meeting shall be held on the last Thursday of May in each year.


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                                   ARTICLE III

                               Board of Directors

     Section 3.01. Responsibility and Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of Directors of the Corporation shall be determined from time to time by resolution of the Board of Directors but shall be at least three (3) but not more than six (6). Each Director shall serve until the next annual meeting of shareholders and until his successor shall be elected and qualified, except in the event of his death, resignation or removal.

     Section 3.02. Regular Meetings. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by standing resolution of the board of directors. Notice of regular meetings need not be given.

     Section 3.03. Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board or by two or more of the directors. Notice of each such meeting shall be given to each director at least two days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting. Such notice may be given by telephone as well as any other methods authorized by law.

     Section 3.04. Conference Telephone Meetings. Any meeting of the Board of Directors or executive or other committee of this Corporation may be held by conference telephone call in which all or certain of the Directors participate in the conduct thereof by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. For the purpose of determining the presence of a quorum and for all other purposes, such Directors shall be considered present and acting.

     Section 3.05. Interlocking Interests. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may


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be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any director of the corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the board of directors of the corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

                                   ARTICLE IV

                                    Officers

     Section 4.01. Number and Designation. The officers of the corporation shall be a Chairman of the Board (who shall be chosen from the Board of Directors), a President, one or more Managing Directors, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.03 of this Article. One person may hold more than one office except the offices of President and Secretary. Officers may need not be directed or shareholders of the Corporation, except as specified herein.

     Section 4.02. Election and Term of Office. The officers of the corporation, except those appointed or elected pursuant to Section 4.03 of this Article shall be elected annually by the board of directors, and each such officer shall hold his office until the next annual organization


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meeting of directors and until his successor shall have been chosen and qualified, or until his death, resignation, or removal.

     Section 4.03. Subordinate Officers. The board of directors may from time to time appoint or elect such other officers or agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws, or as the board of directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint, and to prescribe the authority and duties of, any such subordinate officers or agents.

     Section 4.03A. Executive and Other Committees. The board of directors, by resolution adopted by a majority of the whole board, may designate one or more committees of the board, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and of the alternate or alternates, if any, designated for such member, or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

     For such period as an Executive Committee may exist, it shall have and exercise all the authority of the board in the management of the business and affairs of the corporation. Any other committee shall have and exercise the authority of the board to the extent provided in the resolution designating the committee. Committees shall keep a record of their proceedings and report their actions to the next meeting of the board.

     A majority of the directors in office designated to a committee, or directors designated to replace them as provided in this section, shall constitute a quorum for the transaction of business. The acts of a majority of the directors in office designated to a committee shall be the acts of the committee.

     Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the board of directors, or to the president or the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.05. Removal. Any officer or agent elected or appointed by the board of directors may be removed, either for or without cause, by the board of directors whenever in its judgment the best interests of the corporation will be served thereby.

     Section 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled


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by the board of directors for the unexpired portion of the term.

     Section 4.07. Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board. He may perform any act for the conduct of the business of the corporation.

     Section 4.08. President. Subject to the appointment by the Board of Directors of a chief operating officer, the President shall supervise the execution of the policies of the corporation as approved by the Board of Directors, and shall direct and supervise the operations of the corporation.

     Section 4.09. Secretary. The secretary or an assistant secretary shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the board of directors or the chairman of the Board.

     Section 4.10. Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his credit as treasurer; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his custody as treasurer in such banks or other


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places of deposit as the board of directors may from time to time designate;
shall, whenever so required by the board of directors, render an account showing his transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned to him by the board of directors or the chairman of the board.

     Section 4.11. Salaries. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors. The salaries of any other officers and employees shall be fixed from time to time by the chairman of the board, subject to the approval of the board of directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                   Indemnification of Directors Officers, Etc.

     Section 5.01. Third Party Actions. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts


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paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 5.02. Shareholder Derivative Actions. The corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged


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to be liable for negligence or misconduct in the performance in his duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     Section 5.03. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
5.01 or 5.02 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 5.04. Permissive Indemnification. Any indemnification under Sections 5.01 or 5.02 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such sections. Such determination shall be made:

     (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

     (2) If such quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or


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     (3)  By the shareholders.

     Section 5.05. Advancing Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 5.04 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     Section 5.06. Indemnifications - Non-exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 5.07. Indemnification Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under


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the provisions of this Article.

                                   ARTICLE VI

                                  Miscellaneous

     Section 6.01. Corporate Seal. The corporation shall have a corporate seal in the form of a circle containing the name of the corporation and, in addition, the words and figures, "Incorporated - Pennsylvania", with the year of incorporation.

     Section 6.02. Fiscal Year. The fiscal year of the corporation shall end on the 30th day of April in each year."

     Section 6.03. Amendment of By-Laws. These by-laws may be altered, amended or repealed, or new by-laws may be adopted, either (1) by the vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon at any duly organized annual or special meeting of shareholders, or (2) by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Notice of such meeting, whether annual, regular or special, shall set forth such proposed alteration, amendment, repeal or new by-laws, or a summary thereof.


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